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                                                                    Exhibit 4.10

                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (the "Agreement") is dated as of the 31st day of October, 1999 (the "Grant Date") by and between FIRSTCOM CORPORATION (the "Grantor" or the "Company") and PATRICIO E. NORTHLAND (the "Optionee").

                               W I T N E S S E T H

         WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of November 1, 1999, among AT&T Corp., a New York corporation, Kiri Inc., a Delaware corporation, Frantis, Inc., a Delaware corporation, and the Company (the "Merger Agreement"), the parties thereto have agreed to enter into the business combination transaction described therein; and

         WHEREAS, the Optionee has served as Chairman of the Board of Directors, Chief Executive Officer and President of the Company pursuant to the Executive Employment and Severance Agreement, dated as of October 7, 1997, between the Company and the Executive (the "Employment Agreement"); and

         WHEREAS, the parties to the Merger Agreement desire that, following the "Effective Time" (as defined in the Merger Agreement) the Optionee serve as the Chief Executive Officer and the President of Kiri, Inc., and the Optionee desires to so serve, in each case upon the terms and conditions set forth in the Employment Agreement, dated as of the date hereof, among the Company, Kiri, Inc, and the Optionee (the "Successor Employment Agreement"); and

         WHEREAS, in consideration of prior services and services to be rendered by the Optionee to the Grantor, whether or not the transactions contemplated by the Merger Agreement are consummated, the Grantor desires to grant the Optionee an option to purchase TWO MILLION TWO HUNDRED THOUSAND (2,200,000) shares of Common Stock par value $.001 per ("Common Stock"), of the Grantor, upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, the Grantor hereby agrees, for the benefit of the Optionee, as follows:

SECTION 1. GRANT OF OPTION. Subject to the provisions of this Agreement, the Grantor hereby grants to the Optionee a non-qualified stock option (the "Option") (subject to Section 8 hereof) to purchase from the Grantor TWO MILLION
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TWO HUNDRED THOUSAND (2,200,000) shares of Common Stock (after the exercise of the option and the acquisition of the shares, the "Options Shares"), at the price of $10.70 per whole share (the "Option Price"). This Option is being granted pursuant to the FirstCom Corporation 1999 Stock Option and Restricted Stock Purchase Plan (the "Plan"). Capitalized terms used herein have the meaning given in the Plan.

SECTION 2. EXERCISE OF OPTION. The Option shall be exercisable commencing as follows and, unless sooner terminated, shall remain exercisable until the tenth anniversary hereof (the "Expiration Date"): one-ninth (1/9) on March 1, 2001, three-ninths (3/9) on each of the second and third anniversaries thereof, and one-ninth (1/9) on each of the fourth and fifth anniversaries thereof. The Option may be exercised by the Optionee's delivering to the Grantor a written notice specifying the number of the Option Shares that the Optionee wishes to purchase pursuant to the Option and tendering the Option Price multiplied by the number of such Option Shares. The Option Price of any Option Shares purchased shall be paid in cash, by certified or official bank check or money order, or by the Optionee's delivering shares of Common Stock that the Optionee has held for not less than six months and having a Fair Market Value at the time of exercise equal to such amount. The Optionee shall be deemed to be a holder of the Option Shares immediately upon, and to the extent of, the exercise of this Option as set forth above.

SECTION 3. NUMBER OF SHARES EXERCISABLE. Each exercise of an Option hereunder shall reduce the total number of Option Shares that may thereafter be purchased under this Option.

SECTION 4. SHARE CERTIFICATES. Upon each exercise of the right to purchase Option Shares pursuant to this Option, the Grantor shall cause one or more stock certificates evidencing the Optionee's ownership of the Option Shares to be issued to the Optionee, which certificates shall bear such legend or legends as the Committee may be determine necessary or appropriate.

SECTION 5. ANTI-DILUTION PROVISIONS.

         (a) ADJUSTMENT FOR RECAPITALIZATION. If the Grantor shall any time subdivide its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof, or if the Grantor shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of Option Shares then subject to this Option immediately prior to such subdivision shall be proportionately increased and the exercise price shall be proportionately decreased, and if the Grantor shall at any time combine the outstanding shares of Common Stock by

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              recapitalization, reclassification or combination thereof, the number of option shares then subject to this Option immediately prior to such combination shall be proportionately decreased and the exercise price shall be proportionately increased. Any such adjustments pursuant to this Section 4(a) shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date thereof.

         (b) ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case of any reorganization of the Grantor or in case the Grantor shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Optionee upon the exercise of this Option at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the Option Shares issuable upon the exercise of this option prior to such consummation, the securities or properties to which the Optionee would have been entitled upon such consummation if the Optionee had exercised this option immediately prior to thereto; in each such case, the terms of this option shall be applicable to the securities or property receivable upon the exercise of this Option after such consummation. For the avoidance of doubt, upon consummation of the transactions contemplated by the Merger Agreement, the Options will, subject to such adjustments as may be appropriate pursuant to paragraphs (a) and (b) of this Section, become Options to purchase common stock of Kiri Inc. and references to the "Company" herein will be deemed to refer to Kiri Inc.

         (c) NO ADJUSTMENT FOR STOCK ISSUANCES. Except as otherwise expressly provided herein, the issuance by the Grantor of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with the direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Grantor convertible into such shares or other securities, shall not effect this Option, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Option Shares then subject to this Option.

         (d) NO EFFECT ON CORPORATE ACTIONS. Without limiting the generality of The foregoing, the existence of this Option shall not affect in any manner the right or power of the Grantor to approve or the Grantor to make, authorize of consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Grantor's capital structure or its business; (ii) any merger or consolidation of the Grantor; (iii) any issuance by the Grantor of debt securities, or preferred or preference stock that would rank above the Option Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Grantor; (v) any sale, transfer or assignment of all or any part of the assets or business of the Grantor or (vi) any other corporate act or proceeding, whether of similar character or otherwise.

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SECTION 6. IMMEDIATELY EXERCISE OF OPTION UPON CHANGE IN CONTROL. Except as
otherwise provided herein, each outstanding Option shall become immediately fully exercisable upon a Change in Control. For these purposes, "CHANGE IN CONTROL" means the occurrence of any of the following events:

                  (a) the members of the Board at the beginning of any consecutive twenty-four calendar month period (the "INCUMBENT DIRECTORS") cease for any reason other than due to death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such twenty-four calendar month period other than as a result of a proxy contest, or any agreement arising out of an actual or threatened proxy contest, shall be treated as an Incumbent Director; or

                  (b) any "person," including a "group" (as such terms are used in Sections 13 (d) and 14(d)(2) of the Act), but excluding AT&T Corp., the Company or any of their respective subsidiaries or any employee benefit plan thereof, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities, other than pursuant to a tender offer or exchange offer initiated by AT&T Corp., the Company or any of their respective subsidiaries; or

                  (c) stockholders of the Company shall approve a definitive agreement for the merger or other business combination of the Company with or into, or the sale or other disposition of all or substantially all of the assets of the Company to, another corporation a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the stockholders of the Company immediately prior to the effective date of such merger own a percentage of the voting power in such corporation that is less than one-half of the percentage of the voting power they owned in the Company immediately prior to such a transaction, in each case other than pursuant to a tender offer or exchange offer initiated by AT&T Corp., the Company or any of their respective subsidiaries, and provided that such transaction shall have been consummated.

For the avoidance of doubt, the consummation of the transactions contemplated by the Merger Agreement shall not be a Change in Control.

SECTION 7. TERMINATION OF EMPLOYMENT. In the event the Optionee's employment terminates as a result of his death or "Disability", or the Company terminates the Optionee's employment without "Cause," or the Executive terminates his employment for "Good Reason", the Options shall immediately and fully vest. For purposes of this Agreement, the terms "Disability", "Cause" and "Good Reason" shall have the meanings given in the Employment Agreement prior to the consummation of the Merger (as defined in the Merger Agreement), and shall have the meanings given in the Successor Employment Agreement thereafter.

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SECTION 8. NON-TRANSFERABILITY OF OPTION. Unless otherwise permitted by the
Committee, this Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

SECTION 9. TERMINATION OF OPTION. The Option shall terminate under the following circumstances:

                  (a) The Option shall terminate on the Expiration Date;

                  (b) The Option shall terminate three months after the Optionee's termination of employment or ceases to be a director of the Company

                  (c) The Option shall terminate immediately if the Executive's employment terminates for "Cause"

                  (d) If the Optionee dies or his employment is terminated by reason of his Disability before the Option terminates pursuant to
         Section 9(a), 9(b) or 9(c), above, the option shall terminate on the earlier of (i) the date on which the Option would have lapsed had the Optionee lived (or not become disabled) and had his employment status (i.e. whether the Optionee was an employed on the date of his death or disability or had previously terminated employment) remained unchanged; or (ii) 15 months after the date of the Optionee's death or Disability. Upon the Optionee's death, any exercisable Options may be exercised by the Optionee's legal representative or representatives, by the person or persons entitled to do so under the Optionee's last will and testament, or, if the Optionee shall fail to make testamentary disposition of the Option or shall die intestate, by the person or persons entitled to receive said Option under the applicable laws of descent and distribution.

SECTION 10. NO RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a shareholder in respect to the Option Shares as to which the Option shall not have been exercised and payment made as herein provided.

SECTION 11. ISSUANCE OF SHARES. As a condition of any sale or issuance of Option Shares upon exercise of this option, the Grantor may require such agreements or undertakings, if any, as the Grantor may deem necessary or advisable to assure compliance with any such applicable securities or other law or regulation including, but not limited to, the following:

                  (a) a representation and warranty by the Optionee to the Grantor, at the time this Option is exercised, that he is acquiring the Option Shares to be issued to him for investment and not with a view

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         to, or for sale in connection with, the distribution of any such Option
         Shares; and

                  (b) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Grantor, necessary or appropriate to comply with the provisions of any securities law deemed by the grantor to be applicable to the issuance of the Option Shares and are endorsed upon the Option Share certificates.

SECTION 12.  MISCELLANEOUS PROVISIONS.

                  (a) NOTICES. Unless otherwise specifically provided herein, all notices to be given hereunder shall be in writing and sent to the parties by certified mail, return receipt requested, to each party's respective address as set forth in the books and records of the Grantor, or to such other address as such party shall give to the other party hereto by a notice given in accordance with this Section. Except as otherwise provided in this Agreement, notice shall be effective when deposited in the United States mails properly addressed and postage prepaid. If such notice is sent other than by the United States mails, such notice shall be effective when actually received by the party being notified.

                  (b) ASSIGNMENT. This agreement may not be assigned in whole or in part by the Optionee except with the consent of the Committee.

                  (c) FURTHER ASSURANCES. The Optionee shall execute and deliver such other instruments and do such other acts as may be necessary to effectuate the intent and purposes of this Agreement.

                  (c) CAPTIONS. The captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or prescribe the scope this Agreement or the intent any of the provisions hereof.

                  (e) COMPLETENESS AND MODIFICATION. This Agreement constitutes the entire understanding between the parties hereto and supersedes all prior and contemporaneous agreements or understandings among the parties hereto concerning the grant by the Grantor to the Optionee of stock options and shall not be terminated or amended except in writing executed by each of the parties hereto.

                  (f) WAIVER. The waiver of a breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach or the same or any other term or condition.

                  (g) SEVERABILITY. The invalidity or unenforceability in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, or word or of any provisions of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

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                  (h) CONSTRUCTION. This Agreement shall be governed by and
construed in accordance with the internal laws of the State of Delaware without regard to any conflict of law rule or principle that would result in the application of the laws of another jurisdiction.

                  (i) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the heirs, successors, estate and personal representatives of the Optionee and the Grantor.

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         IN WITNESS WHEREOF, the Grantor has executed this Agreement for the benefit of the Optionee as of the date first above written.

                                            GRANTOR:


                                            FIRSTCOM CORPORATION


                                            By: /s/ Douglas G. Geib II
                                                -----------------------------
                                            Name: Douglas G. Geib II
                                            Title: Chief Financial Officer

                                            OPTIONEE:


                                            /s/ Patricio E. Northland
                                            ---------------------------------
                                            Patricio E. Northland

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